Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the combination of the historical financial statements of Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant” or the “Company”), and Surgalign Holdings, Inc. (“Surgalign Holdings”), a Delaware corporation, adjusted to give effect to the transaction contemplated by the Asset Purchase Agreement dated June 18, 2023 between Xtant and Surgalign Holdings (as amended the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, Xtant acquired certain assets of Surgalign Holdings and its subsidiaries used in Surgalign Holding’s hardware and biologics business. The acquired assets included specified inventory, intellectual property and intellectual property rights, contracts, records and outstanding equity securities of its international subsidiaries, and intangibles related to Surgalign Holding’s hardware and biologics business (collectively, the “Assets”), and Xtant assumed certain specified liabilities of Surgalign Holdings and its subsidiaries (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of $5 million in cash. The Transaction was completed on August 10, 2023.

The Transaction was conducted through a process supervised by the United States Bankruptcy Court for the Southern District of Texas, Houston Division in connection with Surgalign Holdings’ bankruptcy, and therefore Xtant acquired the Assets with limited representations and warranties.

The Transaction is reflected in the pro forma condensed combined financial statements in accordance with Financial Reporting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, and FASB ASC 350, Intangibles – Goodwill and Other. Based on the terms of the Purchase Agreement, Xtant has been determined to be the acquirer for accounting purposes and Xtant has concluded that the Transaction will be treated under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as “Article 11”. Article 11 provides simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Acquisition as if it had occurred on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023 give effect to the Transaction as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Xtant’s separately filed historical consolidated financial statements and the historical Surgalign Holdings financial statements and accompanying notes filed as Exhibit 99.1 and Exhibit 99.2 to the Form 8-K/A. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements, which the Company believes are reasonable under the circumstances.

Actual results and valuations may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations to be expected in future periods or the results that actually would have been realized had the Transaction occurred during the specified periods and do not give effect to the potential impact of current financial condition, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Transaction. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company following the Transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2023

(In thousands)

	Xtant (Historical)	Surgalign Holdings, Inc. (Historical)	Adjustments to Surgalign Holdings’s Historical Financial Statements (See Note 4)	Transaction Accounting Adjustments (See Note 5)	Pro Forma Combined

ASSETS
Current Assets:
Cash and cash equivalents	$5,176	$22,430	$(21,354)	$(5,528)	$724
Restricted cash	234	—	—	—	234
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $621 and $9,890	11,902	12,575	(10,510)	(478)	13,489
Inventories	18,522	13,530	2,831	(1,261)	33,622
Prepaid and other current assets	753	4,895	(4,260)	604	1,992
Total current assets	36,587	53,430	(33,293)	(6,663)	50,061
Property and equipment, net	6,826	2,421	(1,874)	174	7,547
Right-of-use asset, net	1,269	—	—	—	1,269
Goodwill	7,639	—	—	—	7,639
Intangible assets, net	10,810	—	—	—	10,810
Non-current inventories	—	6,148	(6,148)	—	—
Other assets	185	5,713	(5,475)	(238)	185
Total Assets	$63,316	$67,712	$(46,790)	$(6,727)	$77,511

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,421	$7,492	$(4,977)	$(1,757)	$4,179
Accrued liabilities	5,595	12,090	(10,774)	116	7,027
Current portion of lease liability	473	—	—	—	473
Current portion of finance lease obligations	63	—	—	—	63
Line of credit	3,002	—	—	—	3,002
Current portion of long-term debt	4,722	—	—	—	4,722
Accrued income taxes	—	402	(402)	—	—
Total current liabilities	17,276	19,984	(16,153)	(1,641)	19,466
Long-term Liabilities:
Lease liability, less current portion	847	—	—	—	847
Finance lease obligation, less current portion	165	—	—	—	165
Long-term debt, plus premium and less issuance costs	12,318	—	—	—	12,318
Acquisition contingencies		22,995	(22,995)	—	—
Warrant liability		15,512	(15,512)	—	—
Notes payable – related party		10,244	(10,244)	—	—
Other long-term liabilities		7,906	(7,906)	—	—
Total Liabilities	30,606	76,641	(72,810)	(1,641)	32,796
Commitments and Contingencies

Mezzanine equity	—	10,006	(10,006)	—	—

Stockholders’ Equity:
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—	—	—
Common stock, $0.000001 par value; 300,000,000 shares authorized; 108,897,048 shares issued and outstanding as of March 31, 2023	—	8	53,038	(53,046)	—
Additional paid-in capital	278,458	610,422	(404,412)	(206,010)	278,458
Accumulated other comprehensive income	—	(3,349)	(7)	3,356	—
Accumulated deficit	(245,748)	(620,073)	299,028	333,050	(233,743)
Less treasury stock	—	(5,943)	5,943	—	—
Total Stockholders’ Equity	32,710	(18,935)	(46,410)	77,350	44,715
Total Liabilities & Stockholders’ Equity	$63,316	$67,712	$(129,226)	$75,709	$77,511

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2023

(In thousands)

	Xtant (Historical)	Surgalign Holdings, Inc. (Historical)	Adjustments to Surgalign Holdings’s Historical Financial Statements (See Note 4)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenue
Orthopedic product sales	$17,942	$16,748	$(59)	$—		$34,631
Other revenue	1	—	—	—		1
Total Revenue	17,943	16,748	(59)	—		34,632

Cost of sales	7,407	6,074	—	84	6(a)(b)	13,565
Gross Profit	10,536	10,674	(59)	(84)		21,067

Operating Expenses
General and administrative	4,884	21,127	(9,746)	—		16,265
Sales and marketing	7,054	—	—	—		7,054
Research and development	174	2,905	(2,763)	—		316
Severance and restructuring costs	—	466	(466)	—		—
Gain on acquisition contingency	—	(1,066)	1,066	—		—
Asset impairment and abandonments	—	553	(84)	—		469
Transaction and integration expenses	—	463	(463)	—		—
Total Operating Expenses	12,112	24,448	(12,456)	(84)		24,104
Gain on Sale of Coflex	—	(12,631)	12,631
(Loss) Income from Operations	(1,576)	(1,143)	(234)	(84)		(3,037)

Other Income (Expense)
Interest expense	(575)	(252)	252	—		(575)
Interest income (expense)	86	147	(87)	—		146
Foreign exchange loss (gain)	—	238	73	—		311
Change in fair value of warrant liability	—	5,288	(5,288)	—		—
Total Other Expense	(489)	5,421	(5,050)	(84)		(118)

Net (Loss) Income from Operations Before Provision for Income Taxes	(2,065)	4,278	(5,284)	(84)		(3,155)

Provision for Income Taxes Current and Deferred	(13)	(133)	20	—		(126)
Net (Loss) Income	$(2,078)	$4,145	$(5,264)	$(84)		$(3,281)

Net Loss Per Share:
Basic	$(0.02)	0.51				$(0.03)
Dilutive	$(0.02)	(0.03)				$(0.03)

Shares used in the computation:
Basic	108,893,588	8,072,339				108,893,588
Dilutive	108,893,588	13,320,439				108,893,588

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2022

(In thousands)

	Xtant (Historical)	Surgalign Holdings, Inc. (Historical)	Adjustments to Surgalign Holdings’s Historical Financial Statements (See Note 4)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenue
Orthopedic product sales	$57,958	$81,979	$(261)	$—		$139,676
Other revenue	11	—	—	—		11
Total Revenue	57,969	81,979	(261)	—		139,687

Cost of sales	25,832	41,691	(17)	989	6(a)(b)	68,495
Gross Profit	32,137	40,288	(244)	(989)		71,192

Operating Expenses
General and administrative	15,462	95,888	(42,253)	812	6(d)	69,909
Sales and marketing	22,515	—	—	—		22,515
Research and development	915	15,736	(13,518)	—		3,133
Severance and restructuring costs	—	1,148	(245)	—		903
Gain on acquisition contingency	—	(17,867)	17,867	—		—
Asset impairment and abandonments	—	5,352	(1,159)	—		4,193
Transaction and integration expenses	—	19,391	(19,391)	—		—
Total Operating Expenses	38,892	119,648	(58,699)	812		100,653
Other operating income, net	—	(898)	—	—		(898)
(Loss) Income from Operations	(6,755)	(78,462)	58,455	(1,801)		(28,563)

Other Income (Expense)
Interest expense	(1,692)	(1,009)	1,009	—		(1,692)
Interest income (expense)	31	(26)	213	—		218
Foreign exchange (loss) gain	—	(978)	162	—		(816)
Change in fair value of warrant liability	—	24,827	(24,827)	—		—
Bargain purchase gain	—	—	—	12,005	6(c)	12,005
Total Other Expense	(1,661)	22,814	(23,443)	12,005		9,715

Net (Loss) Income from Operations Before Provision for Income Taxes	(8,416)	(55,648)	35,012	10,204		(18,848)

(Provision) Benefit for Income Taxes Current and Deferred	(69)	1,043	(15)	—		959
Net (Loss) Income	$(8,485)	$(54,605)	$34,997	$10,204		$(17,889)

Net Loss Per Share:
Basic	$(0.09)	(8.33)				$(0.19)
Dilutive	$(0.09)	(8.33)				$(0.19)

Shares used in the computation:
Basic	94,085,197	6,555,207				94,085,197
Dilutive	94,085,197	6,555,207				94,085,197

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands)

(1) Description of the Transaction

On June 18, 2023, Xtant Medical Holdings, Inc. (“Xtant” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Surgalign Holdings, Inc. (“Surgalign Holdings”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, Xtant agreed to acquire certain assets of Surgalign Holdings and its subsidiaries on an as-is, where-is basis, including specified inventory, intellectual property and intellectual property rights, contracts, equipment and other personal property, records, all outstanding equity securities of Surgalign Holdings’s international subsidiaries, and intangibles related to the business of designing, developing and manufacturing hardware medical technology and distributing biologics medical technology, as conducted by Surgalign Holdings and its subsidiaries (collectively, the “Assets”), and assume certain specified liabilities of Surgalign Holdings and its subsidiaries (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of $5 million in cash. The Transaction was completed on August 10, 2023.

For accounting purposes, the Transaction was accounted for under the acquisition method in accordance with FASB ASC 805, Business Combinations, and FASB ASC 350, Intangibles—Goodwill and Other.

(2) Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and reflect transaction accounting adjustments management believes are necessary to present fairly Xtant’s pro forma results of operations following the closing of the Transaction for the periods presented.

The historical financial information of Xtant and Surgalign Holdings being presented in the unaudited pro forma financial statements is derived from Xtant’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2023, audited consolidated statement of operations for the fiscal year ended December 31, 2022 and unaudited condensed consolidated balance sheet as of March 31, 2023, which were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

On February 28, 2023, Xtant purchased all of the issued and outstanding shares of common stock of Surgalign SPV Inc. (“Surgalign SPV”), an indirect, wholly owned subsidiary of Surgalign Holdings, which shares constituted all of the outstanding equity of Surgalign SPV, for an aggregate purchase price of $17.0 million in cash. The historical financial information of Surgalign SPV has been included within the historical financial information of Surgalign Holdings prior to the acquisition of February 28, 2023, within the pro forma unaudited condensed consolidated statement of operations for the three months ended March 31, 2023 and the pro forma consolidated statement of operations for the fiscal year ended December 31, 2022 as the acquired assets of Surgalign SPV, together with the Assets, were deemed to represent substantially all of Surgalign Holdings’s key operating assets in accordance with Regulation S-X 3-05.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs or costs for the integration of Surgalign Holdings’s operations. These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of Xtant would have been had the Transaction been completed on the dates assumed, nor are they indicative of future consolidated results of operations or consolidated financial position. Any transaction, separation or integration costs will be expensed in the appropriate accounting periods after completion of the Transaction.

As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are filed as an exhibit, Xtant has not completed detailed valuation studies necessary to arrive at the final estimates of the fair value of the total assets to be acquired and the related allocations of purchase price. As indicated in Note 5 to these unaudited pro forma condensed combined financial statements, management has made certain adjustments to the historical book values of the assets acquired to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the purchase price over the adjusted historical net assets of the assets acquired recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once management has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes. The preliminary unaudited pro forma purchase price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

(3) Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, Management conducted an initial review of the accounting policies of Surgalign Holdings to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets to conform to Xtant’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, management did not become aware of any material differences between accounting policies of Xtant and Surgalign Holdings.

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform Surgalign Holdings’s presentation to that of Xtant due to limitations on the availability of information as of the date of the Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as an exhibit.

(4) Adjustment to Surgalign Holdings’s Historical Financial Statements

These adjustments are amounts in Surgalign Holdings’s historical statements of operations and historical balance sheet that relate to items revenue and expenses and assets and liabilities directly associated with a component not acquired by Xtant in the transaction and therefore are not included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet.

(5) Preliminary Purchase Price Allocations

Xtant purchased certain Assets and certain Liabilities as described above of Surgalign Holdings, for a total purchase price of $5 million in cash.

The table below represents the preliminary allocation of the total consideration for Surgalign Holdings’s assets based on management’s preliminary estimate of their respective fair values as of August 10, 2023, and is applied to the unaudited pro forma condensed combined balance sheet as if the transaction occurred on March 31, 2023 (in thousands):

Cash	$1,138
Accounts receivable	1,587
Inventories	15,100
Prepaids and other current assets	1,239
Equipment	721
Accounts payable	(758)
Accrued liabilities	(1,432)
Net assets acquired	17,595

Bargain purchase gain	(12,005)

Total preliminary purchase consideration	$5,590

The Transaction was recorded by allocating the costs of the net assets acquired based on their respective estimated fair values at the acquisition date. The fair values were based on management’s analysis, including work performed by third-party valuation specialists. Management’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Xtant finalizes its valuations of assets acquired and liabilities assumed in connection with the Transaction. The primary areas of the purchase price allocation that are not yet finalized relate to identifiable intangible assets and the bargain purchase gain.

(6) Transaction Accounting Adjustments

The Transaction accounting adjustments are based on Xtant’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements as if the transaction occurred on January 1, 2022:

(a)	Inventory and Cost of Sales

Reflects the adjustments to record inventories at their estimated fair value as of the date of the Transaction of $15.1 million and to eliminate the historical carrying value of $16.4 million. Xtant recorded additional cost of sales of $46.9 thousand and $0.8 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively, in connection with the sell-through of inventory at the stepped-up fair value.

(b)	Property and Equipment and Depreciation

Reflects the adjustments to record property and equipment at their estimated fair value as of the date of the Transaction of $0.7 million and to eliminate the historical carrying value of $0.5 million. In connection with the recorded fair value, Xtant recorded additional depreciation expense of $36.0 thousand and $0.1 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively.

(c)	Bargain Purchase Gain

Reflects the bargain purchase gain of $12.0 million recorded at the assumed transaction date of the pro forma financial statements of January 1, 2022.

(d)	Transaction Related Expenses

Reflects expenses of $0.8 million incurred as part of the transaction process.